                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 11, 1996
                                 Date of Report
                               (SEPTEMBER 9, 1996)
                        (Date of earliest event reported)


                                  HBO & COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-9900                                         37-0986839
- -----------------------                      --------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

     301 PERIMETER CENTER NORTH
         ATLANTA, GA                                    30346
- ---------------------------------------                ---------
(Address of principal executive offices)              (Zip Code)

                                 (770) 393-6000
                        ---------------------------------
               Registrant's telephone number, including area code







                          Exhibit Index on page 2 of 5

ITEM 5: OTHER EVENTS

        On September 9, the Company announced the promotion of Jay Lapine to the position of vice president and general counsel for the company. Lapine replaces senior vice president and general counsel James A. Gilbert, who recently resigned to assume the position of president and chief operating officer of Atlanta-based IMNET Systems, Inc.

        On September 11, the Company (HBOC) announced it has completed a definitive agreement to acquire Management Software Inc. (MSI), a privately held provider of software solutions for the homecare industry. MSI shareholders will receive approximately 890,000 shares of HBOC stock in the transaction. The acquisition, which is subject to regulatory approval, will be accounted for as a pooling of interests and is scheduled to be completed in the third quarter.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits.

               EXHIBIT NO.              DESCRIPTION                        PAGE
               -----------              -----------                        ----

                      99      HBO & Company News Release dated               4
                              September 9, 1996

                      99(a)   HBO & Company News Release dated               5
                              September 11, 1996

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HBO & COMPANY
                                   (Registrant)

Date: September 10, 1996

                                   /s/ Jay P. Gilbertson
                                   -----------------------------------------
                                   Jay P. Gilbertson
                                   Senior Vice President - Finance,
                                   Chief Financial Officer,
                                   Principal Accounting Officer,
                                   Treasurer and Assistant Secretary